Contact:
Barbara Churchman
Lighting Science Group Corporation
214-382-3630

The Phoenix Group Corporation Announces Name Change
Subsidiary merged into parent

DALLAS--(BUSINESS WIRE)--December 23, 2004--The Phoenix Group Corporation (Pink Sheets:PXGC - News) today announced that it is changing its name to Lighting Science Group Corporation by means of a parent/subsidiary merger with its wholly owned subsidiary, Lighting Science, Inc. Pursuant to a resolution approved by the board of directors earlier this month, The Phoenix Group Corporation has filed a certificate of merger with the office of the Secretary of State of Delaware to complete the merger of Lighting Science with and into The Phoenix Group and the name change.

“We decided to be proactive and avoid any potential confusion with respect to the focus and direction of the company,” said Ron Lusk, chairman of The Phoenix Group. “This company is committed to introducing the marketplace to Optimized Digital LightingTM products.”

This patent pending technology developed by Lighting Science optimizes the use of light emitting diodes (LEDs) in many illumination applications. “With energy savings of as much as 90% over conventional incandescent bulbs, LED lighting is clearly an emerging technology,” said Fred Maxik, chief technology officer of the company.

“Changing the name to Lighting Science Group Corporation is designed to emphasize the core business of the company, but yet leave room for additional opportunities that may emerge from the technology upon which our LED applications are based,” said Mr. Lusk.

About Lighting Science Group Corporation
Lighting Science Group Corporation designs and sells energy efficient lighting solutions based on LEDs (light emitting diodes). The company's patent pending designs and manufacturing processes enable affordable, efficient and long lasting LED bulbs which are quickly deployed in existing lighting applications and realize immediate cost and environmental benefits.

Certain statements in the press release constitute "forward-looking statements" relating to Lighting Science Group Corporation within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events, our financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may," "will," "would," "should," "could," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict, " "potential" or "continue, " the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.

Lighting Science," "Optimized Digital Lighting," and "ODL" are trademarks of Lighting Science, Inc. “Energy Saving Sharing ProgramSM” is a service mark of Lighting Science, Inc.

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